Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Davis New York Venture Fund, Inc.:

We consent to the use of our reports dated September 20, 2013, incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc. (consisting of two series, Davis New York Venture Fund and Davis Research Fund) and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP
/s/ KPMG LLP

Denver, Colorado

November 25, 2013